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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1997 appearing in the Annual Report of Integrated Technology USA, Inc. on Form 10-KSB for the year ended December 31, 1996.

Price Waterhouse LLP
New York, New York
June 16, 1997